UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2811 Airpark Drive
Santa Maria,	California	93455
(Address of principal executive offices)		(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LNDC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition.

On October 6, 2020, Landec Corporation (the “Company”) issued a press release announcing its consolidated financial results for the first quarter of fiscal year 2021. The press release is furnished herewith as Exhibit 99.1.

The information in this Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Current Report, including Exhibit 99.1, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, the Compensation Committee of the Board of Directors (the “Board”) of Landec Corporation (the “Company”) approved the grant of a performance-based restricted stock unit award to Albert D. Bolles, the Company’s Chief Executive Officer. The award consists of two tranches: (i) a portion that is eligible to vest based on achievement of pre-determined stock price goals (the “TSR-Vesting PSUs”), and (ii) a portion that is eligible to vest based on achievement of pre-determined strategic priorities (the “Strategic Priority PSUs” and, together with the TSR-Vesting PSUs, the “PSUs”), as described below. The award covers an aggregate of 66,000 restricted stock units based on the achievement of target performance goals, with the opportunity to earn and vest in up to 165,000 restricted stock units if maximum performance goals are achieved.

Strategic Priority PSUs.

The Strategic Priority PSUs cover a target of 48,000 restricted stock units, which are eligible to vest based on the achievement of pre-determined strategic priorities over a performance period beginning on September 8, 2020 and ending on the earliest to occur of (i) September 8, 2023, (ii) achievement of the last designated strategic priority, or (iii) a change in control (such period the “strategic priority performance period”). Subject to Mr. Bolles’ continued service through the last day of the strategic priority performance period, if the Company achieves minimum/threshold strategic priority goals, then 60% of the target Strategic Priority PSUs will vest; 250% of the target Strategic Priority PSUs will vest if maximum strategic priority goals are achieved.

In the event of a termination of Mr. Bolles’ service with the Company without cause or by Mr. Bolles for good reason (each, a “qualifying termination”), during the strategic priority performance period, a number of the Strategic Priority PSUs will vest based on strategic priority goals actually achieved as of such date, and any remaining Strategic Priority PSUs will remain outstanding and eligible to vest based on achievement of strategic priority goals until the earlier to occur or (i) September 8, 2023 or (ii) the six-month anniversary of such qualifying termination.

In the event that the strategic priority performance period ends upon a change in control of the Company, subject to Mr. Bolles continued service through the date of such change in control (or his qualifying termination within six months prior to such change in control), (i) a number of Strategic Priority PSUs will vest based on achievement of strategic priority goals as of the date of such change in control and (ii) any Strategic Priority PSUs that remain unvested will be treated as though they originally had been granted as TSR-Vesting PSUs and will be subject to the terms and conditions applicable to the TSR-Vesting PSUs (as described below).

TSR-Vesting PSUs.

The TSR-Vesting PSUs cover a target of 18,000 restricted stock units, which are eligible to vest over an initial three-year performance period beginning on September 8, 2020 (the “initial performance period”) based on the achievement of stock price goals measured as an average closing price over the 20-trading day period ending on September 8, 2023 (and inclusive of dividends paid during the initial performance period). Subject to Mr. Bolles’ continued service through the last of day of the initial performance period, if the minimum stock price goal is achieved, then 50% of the TSR-Vesting PSUs will vest; 250% of the TSR-Vesting PSUs will vest if the maximum stock price goal is achieved.

In the event that, as of the end of the initial performance period, the maximum stock price goal is not achieved, then the then-unvested TSR-Vesting PSUs will remain outstanding and eligible to vest at the end of an extended performance period ending on September 8, 2024 (the “extended performance period”), based on the achievement of stock price goals measured as an average closing price over the 20-trading day period ending on September 8, 2024 (and inclusive of dividends paid during the extended performance period). Vesting will be subject to the same 50% - 250% vesting range based on the achievement of threshold to maximum goals.

In the event that Mr. Bolles experiences a qualifying termination during the initial performance period, the TSR-Vesting PSUs will remain outstanding and eligible to vest based on the achievement of applicable stock price goals during the remainder of the initial performance period; if any Strategic Priority PSUs remain outstanding at the time of such qualifying termination, then the number of TSR-Vesting PSUs that actually will vest (if any) will be pro-rated based on the number of days elapsed during the initial performance period through the date of such qualifying termination. In the event that Mr. Bolles experiences a qualifying termination during the extended performance period, the TSR-Vesting PSUs will remain outstanding and eligible to vest based on the achievement of applicable stock price goals during the extended performance period (without pro-ration).

In the event of a change in control of the Company during the initial performance period or the extended performance period, the number of TSR-Vesting PSUs that may vest will be determined based on the achievement of applicable stock price goals in connection with such change in control. The number of TSR-Vesting PSUs earned will remain outstanding and eligible to vest as time-vesting PSUs on September 8, 2023, or if such change in control occurs during the extended performance period, on September 8, 2024, subject to Mr. Bolles’ continued service with the Company through the applicable vesting date and further subject to accelerated vesting upon a qualifying termination thereafter. If Mr. Bolles experienced a qualifying termination prior to the date of such change in control, then any TSR-Vesting PSUs earned in connection with the change in control will vest.

The foregoing description of the PSUs is not complete and is subject to and qualified in its entirety by the terms of the Performance Stock Unit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2020.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibit.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
99.1	Press Release dated October 6, 2020 regarding quarterly financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2020

LANDEC CORPORATION

By:	/s/ Brian McLaughlin
Brian McLaughlin
Chief Financial Officer and Vice President of Finance and Administration

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